SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

               ----------------------------------

                            FORM 8-K

                         CURRENT REPORT


             PURSUANT TO SECTION 13 OR 15 (d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

               ----------------------------------


Date of Report (Date of earliest event reported): June 27,
1997


                       Saf T Lok Incorporated
     (Exact name of registrant as specified in its charter)


        Florida                1-11968            65-0142837
       (State  or              (Commission     (IRS Employer
Iden-
    other jurisdiction          File Number)
tification No.)
    of Incorporation)



       18245 S.E. Federal Highway, Tequesta, Florida 33469
       (Address of principal executive offices) (zip code)


Registrant's telephone number, including area code: 561-743-
5625

Item 5. Other Events

On June 27, 1997, Saf T Lok Incorporated (the "Company") received a letter from
Nasdaq Stock Market, Inc., the principal market in which trading in the
Company's stock occurs. The letter, attached as Exhibit
99.1, notified the
Company that the Company's common stock will be delisted from the Nasdaq
SmallCap Market effective as of the close of business on July 7, 1997. The
Company intends to appeal this determination and has requested an oral hearing and a stay of the delisting of the Company's stock.

There can be no assurance that the Company will prevail as a result of the hearing or that the stay of the delisting will be granted. If the Company does not prevail at this hearing, the Company's common stock will be delisted from the Nasdaq SmallCap Market resulting in trading in the Company's stock being conducted on a bulletin board basis. Trading on a bulletin board may have the effect of reducing investor interest in the Company's common stock and reducing the number of shares traded on a daily basis which, in turn may cause the market price of the Company's common stock to decline.


EXHIBITS.

Exhibit No.          Exhibit Table
----------           ---------------------------------------
-
99.1                 Letter, dated June 27, 1997, from the
                       Nasdaq Stock Market, Inc.

                        S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 2, 1997                   SAF T LOK INCORPORATED


                                   By: // John L Gardner
                                      ----------------------
-------
                                      John L. Gardner,
President

                  INDEX OF EXHIBITS.

Exhibit No.          Exhibit Table
----------           ---------------------------------------
-
99.1                 Letter, dated June 27, 1997, from the
                       Nasdaq Stock Market, Inc.

June 27, 1997

Mr. John L. Gardner
President and CEO
Saf T Lok, Incorporated
18245 South East Federal Highway
Tequesta, FL  3469

Dear Mr. Gardner:

Saf T Lok, Incorporated (the "Company") does not meet the
total assets
requirement of at least $2,000,000 for continued listing on
the Nasdaq
Stock Market.  The Company's Form 10-Q of March 31, 1997
shows total
assets of $1,928,510.  Staff also cited a possible capital
and surplus
deficiency based on the Company's loss rate <F1>.   The
Company was also
requested to make all required filings under the Listing of Additional
Shares Program. The Company was informed of three deficiencies on May
30, 1997, and was given until June 16, 1997 to achieve compliance.

In correspondence dated June 12, 1997, the Company states it has met compliance through the sale of common stock and submitted an unaudited balance sheet as of May 31, 1997 showing total assets of $2,102,567.
Information provided on June 16, 1997, included footnotes for the May 31,
1997 balance sheet , a copy of an agreement with Settondown
Capital
International Ltd. For a best efforts placement of $1,500,000 convertible debentures, and the Company's business plan which includes long term financial projections <F2>. An agreement with Alexander, Wescott &
Company, Inc. To raise $2,000,000, through a best efforts placement, for a similar convertible security is being negotiated.

Under separate cover the Company submitted Notifications, supporting documentation and the applicable fees. Since April 1997, the Company has made three Regulation S placements. A further request form this office was made for the private placement memorandums and the names of the offshore investors.

After careful consideration, staff determined that an extension to achieve compliance would not be granted. Though the submitted May 31,
1997, balance sheet indicates short term compliance, the issue of sustained compliance has not be adequately addressed. Staff requested that the Company file its internal numbers or disclose fiscal numbers as part of a Form 8-K, but that has not been done to date.

[FN]
<F1> Form 10-Q of March 31, 1997, shows capital and surplus
of $1,036,543.
The Company's monthly burn rate for the quarter was $81,933/month.
<F2> The business plan projections assume a capital infusion of $3,000,00
for 1997
[/FN]

In order to maintain short term compliance the Company has reduced its burn rate by waiving salaries and paying for necessary services through stock issuance and using Regulation S placements to raise capital. Since
December 1996, the Company has issued stock to officers of the company for cancellation of loans or in private placements in offshore investors, which have been sufficient to comply with listing requirements. Stock has also been the means to partially pay for the manufacturing of the product. Footnotes to the May 31, 1997 balance sheet indicate that management salaries have been waived for 1997. In conversations with staff, the Company noted there were difficulties in meeting other routine expenses, i.e. lease payments.

Staff notes the business plan projections provided by the Company assume a capital infusion of $3,000,000. The Company has a signed agreement with Settondown Capital International, Ltd. For a best efforts private placement with a maximum of $1,500,000 issued which the Company expects to close within 60 days. The offer is for convertible debentures, which may start to convert immediately after registration statement is declared effective, and may be completed converted with 120 days. An agreement with Alexander, Wescott & Company, Inc. To raise $2,000,000 through a best efforts placement, for a similar convertible security is being negotiated. No documentation or time frame was provided by the Company for the agreement with Alexander, Wescott & Company, Inc. There is no assurance as to the receipt of adequate funding from the above referenced private placements to achieve long term compliance.

In light of the aforementioned concerns, the Company will not be afforded an extension of time in which to achieve compliance with the continuing listing requirements of The NASDAQ SmallCap Market, effecting with the close of business on Monday, July 7, 1997.

The Company is directed to the NASA Code of Procedures for information regarding a review of the staff's determination.

If you have any question Regarding the compliance issues discussed above, please contact me at (800) 955-8105.

Very truly yours,

Kit Milholland
Assistant Director
Nasdaq Listing Qualifications